UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2004

BWC Financial Corp. (Exact name of registrant as specified in its chapter)

CALIFORNIA (State or other jurisdiction of incorporation)  0-10658 (Commission File Number)   94-262100 (IRS Employer Identification No.)

1400 Civic Drive, Walnut Creek, California 94596
(Address of principal executive offices)

925-932-5353
(Registrant's telephone number)

Item 12. Results of Operations and Financial Condition

On October 15, 2004, BWC Financial Corp. issued a press release reporting its financial results for the period ended September 30, 2004.

Contact: James L. Ryan
Bank of Walnut Creek
(925) 932-5353

BWC FINANCIAL CORP. ANNOUNCES THIRD QUARTER & YEAR-TO-DATE EARNINGS

        James L. Ryan, Chief Executive Officer and Chairman of the Board of BWC Financial Corp. and its subsidiaries Bank of Walnut Creek and BWC Mortgage Services, announced third quarter and year-to-date 2004 earnings.

        Net income for the Corporation for the nine months ending September 30, 2004 was $3,858,000 or $0.98 diluted earnings per share, compared to net income of $3,616,000 or $0.92 diluted earnings per share for the same period in 2003.

        Earnings for the first nine months of 2004 represent a return on average assets (ROA) of 1.05% and return on average equity (ROE) of 11.20%, compared to an ROA of 1.11% and ROE of 11.29% for the same period last year.

        Third Quarter 2004 income was $1,568,000 or $0.40 diluted earnings per share compared to Third Quarter 2003 income of $1,418,000 or $0.36 diluted earnings per share. Earnings for Third Quarter 2004 represent a return on average assets (ROA) of 1.26% and return on average equity (ROE) of 13.46%, compared to 1.22% ROA and 13.07% ROE for Third Quarter 2003.

        Total assets of the Corporation at September 30, 2004 were $516,613,000, compared to assets of $463,909,000 for the same period in 2003.

        Founded in 1980, Bank of Walnut Creek headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and Livermore with a regional commercial banking office in San Jose. BWC Mortgage Services, with headquarters at 3130 Crow Canyon Place in San Ramon, has mortgage consultants in each of the Bank’s branch offices and additional offices in Concord, Tahoe City and Reno.

        Additional details may be found in the Summary of Consolidated Financial Results for Third Quarter and Year to Date 2005 in the table below:

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of BWC Financial Corp.(BWC). These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the operating characteristics of the Company’s income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts or impact of military actions;and (5) legislative or regulatory changes adversely affecting the business in which BWC engages. Forward-looking statements speak only as of the date they are made, and BWC does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. 10/15/04

http://www.bowc.com
-------------------
Nasdaq: BWCF

Selected Financial Data - Summary:
The following table provides certain selected consolidated financial data as of and for the three month and nine-month periods ended September 30, 2004 and 2003.
                                                                      Quarter Ended                    Year to Date
SUMMARY INCOME STATEMENT                                              September 30,                    September 30,
( Unaudited in thousands except share data)                    2004              2003           2004              2003
                                                      -----------------------------------------------------------------
Interest Income                                             $ 7,341           $ 7,031       $ 21,337          $ 19,655
Interest Expense                                              1,191             1,212          3,680             3,281
                                                      -----------------------------------------------------------------
Net Interest Income                                           6,150             5,819         17,657            16,374
Provision for Credit Losses                                     150               450            975             1,050
Non-interest Income                                           3,654             5,322         11,615            13,728
Non-interest Expense                                          6,896             7,942         21,308            22,160
Minority Interest                                               211               481            775             1,060
                                                      -----------------------------------------------------------------
EBIT                                                          2,547             2,268          6,214             5,832
Income Taxes                                                    979               850          2,356             2,216
                                                      -----------------------------------------------------------------
Net Income                                                  $ 1,568           $ 1,418        $ 3,858           $ 3,616

Per share:
(Share and share equivalents have been adjusted for the
   stock dividend granted in December 2003)
Basic EPS                                                    $ 0.40            $ 0.36         $ 0.99            $ 0.92
Diluted EPS                                                  $ 0.40            $ 0.36         $ 0.98            $ 0.92
Weighted Average Basic shares                             3,910,809         3,907,675      3,910,212         3,930,313
Weighted Average Diluted Shares                           3,939,224         3,925,738      3,943,076         3,946,603
Cash dividends                                               $ 0.06            $ 0.06         $ 0.18            $ 0.12
Book value at period-end                                                                     $ 12.10           $ 11.26
Ending shares (adjusted for stock dividend in December 2003)                               3,903,067         3,909,345

Selected Financial Data - Summary cont:                               Quarter Ended                    Year to Date
                                                                      September 30,                    September 30,
Financial Ratios:                                              2004              2003           2004              2003
                                                      -----------------------------------------------------------------
Return on Average Assets                                      1.26%             1.22%          1.05%             1.11%
Return on Average Equity                                     13.46%            13.07%         11.20%            11.29%
Net Interest Margin to Earning Assets                         5.25%             5.31%          5.07%             5.33%
Net loan losses (recoveries) to avg. loans                   -0.01%             0.11%         -0.05%             0.23%
Efficiency Ratio (Bank only)                                 61.30%            68.75%         64.49%            66.64%

SUMMARY BALANCE SHEET
(Unaudited in thousands)                                            September 30,
Assets:                                                        2004              2003
                                                      --------------------------------
Cash and Equivalents                                       $ 17,086          $ 44,461
Investments                                                  84,887            71,004
Loans                                                       379,363           337,095
Allowance for Credit Losses                                  (7,827)           (6,164)
BWC Mortgage Services, Loans Held-for-Sale                   28,424             5,737
Other Assets                                                 14,680            11,776
                                                      --------------------------------
Total Assets                                              $ 516,613         $ 463,909

Deposits:                                                 $ 393,376         $ 382,688
Other Borrowings                                             72,463            33,847
Other Liabilities                                             3,539             3,354
                                                      --------------------------------
Total Liabilities                                           469,378           419,889
Equity                                                       47,235            44,020
                                                      --------------------------------
Total Liabilities and Equity                              $ 516,613         $ 463,909